Exhibit 5.1

29 November 2011	Our Ref: MP/M4237-H06094

Melco Crown Entertainment Limited

36th Floor, The Centrium

60 Wyndham Street

Central

Hong Kong

Dear Sirs

MELCO CROWN ENTERTAINMENT LIMITED

We have acted as Cayman Islands legal advisers to Melco Crown Entertainment Limited (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the proposed sale from time to time by the Company of American Depositary Shares representing three Ordinary Shares of the Company, with a par value of US$0.01 each (the “Ordinary Shares”), or Ordinary Shares. The Registration Statement also relates to the sale by any selling shareholder from time to time of certain American Depositary Shares representing Ordinary Shares or Ordinary Shares (the “Issued Shares”). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

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1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.	The authorised share capital of the Company is currently US$73,000,000 divided into 7,300,000,000 Ordinary Shares of par value US$0.01 each.

3.	In relation to the Ordinary Shares:

(a)	1,653,101,002 Ordinary Shares have been duly authorised and were validly allotted and issued;

(b)	Assuming the Ordinary Shares to be sold pursuant to the Registration Statement have been fully paid as contemplated in the Registration Statement, there is no further obligation on the holder of any of the Ordinary Shares to make any further payment to the Company in respect of such shares; and

(c)	the Ordinary Shares carry such rights as are attributed to them in the Amended and Restated M&A.

4.	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of Civil Liabilities”, “Taxation”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

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This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ WALKERS
WALKERS

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 17 December 2004, the Memorandum and Articles of Association as registered on 17 December 2004, the Amended and Restated Articles of Association as adopted on 19 May 2009 and the Amended and Restated Memorandum and Articles of Association as conditionally adopted by special resolution on 6 October 2011 and effective upon the completion of the listing by introduction of the Company on The Stock Exchange of Hong Kong Limited (the “Amended and Restated M&A”), the Register of Members and Register of Directors and Officers of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the “Company Records”).

2.	A Certificate of Good Standing dated 24 November 2011 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

3.	Copies of executed minutes of meetings of the Board of Directors of the Company dated 28 November 2006, 23 April 2009, 11 August 2009 and 17 October 2011 setting out the resolutions adopted at such meetings, written resolutions of the Board of Directors of the Company dated 15 December 2006, 18 June 2007, 17 October 2007, and 3 August 2011, a copy of executed written resolutions of the members of the Company dated 1 December 2006 and minutes of a meeting of the members of the Company dated 6 October 2011 setting out the resolutions adopted at such meeting (the “Resolutions”)

4.	A certificate from a director of the Company dated 29 November 2011, a copy of which is attached hereto (the “Director’s Certificate)”.

5.	The Registration Statement.

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SCHEDULE 2

ASSUMPTIONS

1.	The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Company Records are complete and accurate and constitute a complete and accurate record of the business transacted and resolutions adopted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

3.	The Director’s Certificate is true and correct as of the date hereof.

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SCHEDULE 3

QUALIFICATIONS

1.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing. The term “good standing” as used herein means that the Company is not currently in breach of its obligations to file the annual return, and pay the annual filing fees, due for the current calendar year, and having regard to any grace periods permitted under the Companies Law.

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MELCO CROWN ENTERTAINMENT LIMITED

36th Floor, The Centrium

60 Wyndham Street

Central

Hong Kong

29 November 2011

Walkers

Suite 1501-1507

Alexandra House

18 Chater Road

Central

Hong Kong

Dear Sirs,

MELCO CROWN ENTERTAINMENT LIMITED (the “Company”) – Director’s Certificate

I, Lawrence Ho, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1.	the amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 6 October 2011 remain in full force and effect and are otherwise unamended;

2.	the minutes of the meeting of shareholders dated 6 October 2011 are a true and accurate record of the business conducted at the meeting and were signed by Lawrence Ho as Chairman in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

3.	the written resolutions of the shareholders dated 1 December 2006 were executed (and where by a corporate entity such execution has been duly authorised if so required) by and on behalf of all shareholders in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

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4.	the minutes of the meetings of the board of directors dated 28 November 2006, 23 April 2009, 11 August 2009 and 17 October 2011 are a true and accurate record of the business conducted at the meeting and were signed in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

5.	the written resolutions of the board of directors dated 15 December 2006, 18 June 2007, 17 October 2007 and 3 August 2011 were executed by all the directors in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

6.	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Ordinary Shares.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I have previously notified you personally to the contrary.

/s/ Lawrence Ho
Lawrence Ho

Director